UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2017 (July 15, 2017)
Brighthouse Financial, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37905	81-3846992
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Gragg Building, 11225 North Community House Road Charlotte, North Carolina	28277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(980) 365-7100
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2017, the Board of Directors (the “Board”) of Brighthouse Financial, Inc. (the “Company”) increased the number of directors serving on the Board from three to four and filled such newly-created directorship by appointing Patrick J. “Pat” Shouvlin to the Board, effective July 17, 2017.

The Board determined, after considering all of the relevant facts and circumstances, that Mr. Shouvlin qualifies as an independent director under applicable NASDAQ Stock Market LLC listing standards. The Board also determined that Mr. Shouvlin is an “audit committee financial expert” as defined by U.S. Securities and Exchange Commission rules and appointed him to serve as a member of the Audit Committee of the Board.

There are no arrangements or understandings between Mr. Shouvlin and any other persons pursuant to which Mr. Shouvlin was selected as director. There are no transactions in which Mr. Shouvlin has a direct or indirect material interest requiring disclosure under Item 404(a) of Regulation S-K.

The Company has not yet established compensation arrangements for its non-employee directors, including Mr. Shouvlin.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGHTHOUSE FINANCIAL, INC.

By: /s/ Christine M. DeBiase
Name: Christine M. DeBiase
Title: Executive Vice President, General
Counsel and Corporate Secretary

Date: July 18, 2017

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